Exhibit 99.1

Partnership Contact:

Brian Meilton

(614) 643-0314

ir@OxfordResources.com

Oxford Resource Partners, LP Reaffirms Payment of Minimum Quarterly Distribution to Its

Common Unitholders

COLUMBUS, Ohio, March 21, 2012 – Oxford Resource Partners, LP (NYSE: OXF) (the “Partnership” or “Oxford”) today reaffirmed that it expects to continue to pay the minimum quarterly distribution to its common unitholders and provided business and financial outlook updates for 2012.

Overview

•	Oxford expects to pay its minimum quarterly distribution of $0.4375 per unit to its common unitholders throughout 2012 with the first quarter 2012 distribution expected to occur on May 15.

•	Oxford’s core Northern Appalachian (“NAPP”) operations, which represented substantially all of 2011 adjusted EBITDA, remain strong with a fully contracted book of business for 2012.

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As noted in its Form 10-K filing for 2011, Oxford received a contract termination notice from a customer of its Illinois Basin (“ILB”) operations. Oxford believes this action was taken in bad faith by the customer. Oxford has retained legal counsel and intends to aggressively pursue compensation for damages related to this termination.

•	The ILB operations are being restructured, including the closing of two mines, which will substantially reduce costs and is expected to improve earnings and distributable cash flow for 2012.

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Oxford currently maintains sufficient available liquidity, and expects this liquidity position to strengthen throughout 2012. Oxford is in compliance and expects to remain in compliance with all credit facility covenants.

Oxford believes the continued strength of its NAPP operations coupled with the decisive action taken in restructuring its ILB operations will improve its liquidity while enhancing its distributable cash flow.

Business Update

Illinois Basin (ILB) Operations

Oxford has taken and is taking the following actions with respect to its ILB operations:

•

As noted in its Form 10-K filing for 2011, Oxford received a contract termination notice from a customer of its ILB operations in Kentucky. Oxford believes that this customer’s action was taken in bad faith, motivated by the combination of the significant price increase that recently went into effect under the customer’s supply contract and the current coal market conditions. Oxford has retained legal counsel and intends to aggressively pursue compensation for damages through all appropriate legal action.

•

Oxford idled an ILB mine and reduced operations at another ILB mine associated with the terminated customer contract, resulting in an unfortunate but necessary reduction in force of approximately 120 employees in Kentucky. This followed an earlier idling of another ILB mine with a reduction in force of approximately 40 employees in Kentucky. Oxford is now proceeding to permanently close the two idled mines.

•	Oxford is transferring equipment from these ILB mines to its NAPP operations, a move that is expected to enhance productivity and reduce future capital expenditures in its NAPP operations.

•	Oxford is selling excess ILB equipment idled because of the mine closures and reduced mine operations, the proceeds of which will be used to strengthen its balance sheet.

None of these actions will adversely affect Oxford’s commitment and ability to reliably and efficiently serve its remaining ILB customers.

Northern Appalachian (NAPP) Operations

Oxford’s core NAPP business remains strong. As the largest producer of surface mined coal in Ohio, Oxford retains its position as a leading low-cost producer of steam coal in the NAPP region. Going into 2012, Oxford’s sales book was fully contracted for its anticipated NAPP production. Following the amendment of a customer contract which reduced the 2012 contract tonnage in exchange for a compensating increase in pricing for the remaining tonnage, Oxford has confirmed that its other NAPP customers expect to take delivery of all of their contracted tonnage for 2012.

President and Chief Executive Officer Charles C. Ungurean commented, “Throughout our 27-year history, we have built this business through outstanding service to our customers. This has driven our growth and reinforced our strong position in the NAPP region. We believe current coal market dynamics continue to favor the long-term outlook for the region and we continue to focus our efforts on growing our NAPP business.”

Financial Outlook Update

Oxford is confident in the outlook for the balance of 2012, which will largely be driven by the strength of its core NAPP business and the benefits from its ILB restructuring initiatives. Given the unseasonably warm winter and the impact of the ILB contract termination and restructuring efforts, Oxford believes the first quarter 2012 financial results will not be representative of the results expected for the remainder of 2012. Oxford expects to provide updated 2012 guidance when it reports its first quarter 2012 financial results in early May.

Distributions

Oxford reaffirms that it expects to pay the minimum quarterly distribution of $0.4375 to its common unitholders for all of 2012. Oxford is currently evaluating the future payment of the distribution on its subordinated units and will provide guidance on the subordinated units distribution when it announces its distribution action for the first quarter of 2012 in the last half of April.

Liquidity

Oxford currently maintains sufficient available liquidity, and expects its liquidity to strengthen throughout 2012 as a result of the previously mentioned steps. Oxford is currently in compliance with all of the covenants of its credit facility and does not expect any of the restructuring or other contemplated actions to alter such compliance.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low-cost producer of high value steam coal in Northern Appalachia and the Illinois Basin. The Partnership markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. The Partnership is headquartered in Columbus, Ohio.

For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.OxfordResources.com. Financial and other information about Oxford is routinely posted on and accessible at www.OxfordResources.com.

FORWARD-LOOKING STATEMENTS: Except for historical information, statements made in this press release are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements, including the statements and information included under the headings “Overview,” “Business Update,” “Financial Outlook Update,” “Distributions” and “Liquidity.”

These statements are based on certain assumptions made by the Partnership based on its management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership’s management believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Partnership’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: productivity levels, margins earned and the level of operating costs; weakness in global economic conditions or in customers’ industries; changes in governmental regulation of the mining industry or the electric power industry and the increased costs of complying with those changes; decreases in demand for electricity and changes in coal consumption patterns of U.S. electric power generators; the Partnership’s dependence on a limited number of customers; the Partnership’s inability to enter into new long-term coal sales contracts at attractive prices and the renewal and other risks associated with the Partnership’s existing long-term coal sales contracts, including risks related to adjustments to price, volume or other terms of those contracts; difficulties in collecting the Partnership’s receivables because of credit or financial problems of major customers, and customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; the Partnership’s ability to acquire additional coal reserves; the Partnership’s ability to respond to increased competition within the coal industry; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those pertaining to carbon dioxide emissions, and other factors; significant costs imposed on the Partnership’s mining operations by extensive and frequently changing environmental laws and regulations, and greater than expected environmental regulations, costs and liabilities; legislation and regulatory and related judicial decisions and interpretations including issues pertaining to climate change and miner health and safety; a variety of operational, geologic, permitting, labor and weather-related factors, including those pertaining to both the Partnership’s mining operations and its underground coal reserves that it does not operate; limitations in the cash distributions the Partnership receives from its majority-owned subsidiary, Harrison Resources, LLC, and the ability of Harrison Resources, LLC to acquire additional reserves on economical terms from CONSOL Energy Inc. in the future; the potential for inaccuracies in estimates of the Partnership’s coal reserves, which could result in lower than expected revenues or higher than expected costs; the accuracy of the assumptions underlying the Partnership’s reclamation and mine closure obligations; liquidity constraints, including those resulting from the cost or unavailability of financing due to current capital markets conditions; risks associated with major mine-related accidents; results of litigation, including claims not yet asserted; the Partnership’s ability to attract and retain key management personnel; greater than expected shortage of skilled labor; the Partnership’s ability to maintain satisfactory relations with employees; and failure to obtain, maintain or renew security arrangements, such as surety bonds or letters of credit, in a timely manner and on acceptable terms.

The Partnership undertakes no obligation to publicly update or revise any forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Further information on risks and uncertainties is available in the Partnership’s periodic reports filed with the U.S. Securities and Exchange Commission or otherwise publicly disseminated by the Partnership.